EXHIBIT 4.16.1

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 26, 2024 (this “Supplemental Indenture”) is among Transocean Inc., a Cayman Islands exempted company (the “Company”), Transocean Enabler Rigco Limited, a Cayman Islands exempted company (“Enabler Rigco”), Transocean Encourage Rigco Limited, a Cayman Islands exempted company (“Encourage Rigco” and together with Enabler Rigco, each an “Additional Guarantor” and collectively, the “Additional Guarantors”), which are subsidiaries of Transocean Ltd., each of the other existing Note Parties (as defined in the Indenture referred to below) and Truist Bank, as Trustee and Collateral Agent.

RECITALS

WHEREAS, the Company, the other Note Parties, the Trustee and the Collateral Agent entered into an Indenture, dated as of January 31, 2023 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 8.75% Senior Secured Notes due 2030 (the “Securities”);

WHEREAS, Enabler Rigco is a Wholly-Owned Subsidiary of Enabler OwnCo and Encourage Rigco is a Wholly-Owned Subsidiary of Encourage OwnCo;

WHEREAS, Enabler OwnCo intends to contribute intercompany receivables related to the Collateral Rig known as “TRANSOCEAN ENABLER” to Enabler Rigco;

WHEREAS, Encourage OwnCo intends to contribute intercompany receivables related to the Collateral Rig known as “TRANSOCEAN ENCOURAGE” to Encourage Rigco;

WHEREAS, Section 10.01(d) of the Indenture provides that the Company, the other Note Parties, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Securities, without notice to or consent of the Holders of the Securities; and

WHEREAS, Section 10.01(a) of the Indenture provides that the Company, the other Note Parties, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to make other provisions with respect to matters or questions arising under the Indenture or the other Note Documents, provided such action shall not adversely affect the interests of the Holders of the Securities in any material respect;

NOW, THEREFORE, in consideration of the above premises, the Company, the Additional Guarantors, the other Note Parties, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantors, the other Note Parties, the Trustee and the Collateral Agent.

Section 4. Agreement to Guarantee. Each Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof.  Each Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior secured basis to each Holder and to the Trustee and the Collateral Agent and their successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Section 5. Amendments to the Indenture. The Indenture is hereby amended as follows:

(a)Section 1.01 is hereby amended by inserting the following new definition in the appropriate alphabetical order:

““Collateral Rig Receivables Pledgor” means any Wholly-Owned Subsidiary of a Collateral Rig Owner or Collateral Rig Operator, provided that (i) such Wholly-Owned Subsidiary owns (or intends to own) intercompany receivables related to the Collateral Rig owned and/or operated by its parent company and (ii) all of the Equity Interests of such Wholly-Owned Subsidiary are indirectly pledged (via the pledge of its parent company’s Equity Interests) to the Collateral Agent to secure the Notes Obligations.”

(b)The definition of “Account and Receivables Pledge Agreement” is hereby amended and restated in its entirety as follows:

““Account and Receivables Pledge Agreement” means each account and receivables pledge agreement pursuant to which a Collateral Rig Owner or Collateral Rig Receivables Pledgor grants a security interest to the Collateral Agent in, to the extent applicable, (a) the applicable Bareboat Account, (b) all receivables owing to the Collateral Rig Owner under the Bareboat Charter or due from the Collateral Rig Operator and (c) all intercompany receivables owing to such Collateral Rig Owner or such Collateral Rig Receivables Pledgor, forms of which are to be executed on or about the Issue Date, or such later date as may be applicable, with such changes to such forms as are necessary or advisable to account for local law requirements or the granting of security interests in (a) and (b) only, (c) only or (a) – (c) inclusive (as applicable) in the same document.”

(c)Clause (8) of the definition of “Collateral and Guaranty Requirements” is hereby amended by inserting the following text after “each Collateral Rig Owner”:

“and each Collateral Rig Receivables Pledgor (with respect to the intercompany receivables owing to such Collateral Rig Receivables Pledgor), if any,”

(d)Clause (8) of the definition of “Collateral and Guaranty Requirements” is hereby further amended by inserting the following text after “intercompany receivables owing to such Collateral Rig Owner”:

“or such Collateral Rig Receivables Pledgor, if any,”

(e)Clause (10) of the definition of “Collateral and Guaranty Requirements” is hereby amended by inserting the following text after “each Collateral Rig Owner”:

“and each Collateral Rig Receivables Pledgor (with respect to the intercompany receivables owing to such Collateral Rig Receivables Pledgor), if any,”

(f)Clause (13) of the definition of “Collateral and Guaranty Requirements” is hereby amended by inserting the following text after “Fundamental Change”:

“, initial contribution of intercompany receivables to a Collateral Rig Receivables Pledgor,”

(g)Clause (y) of the definition of Collateral Grantor is hereby amended by inserting the following text after “Collateral Rig Operators”:

“, the Collateral Rig Receivables Pledgors”

(h)The definition of Collateral Rig Guarantor Family is hereby amended by inserting the following text immediately before the period at the end thereof:

“, together, within each Collateral Rig Family, with any Collateral Rig Receivables Pledgor that owns receivables related to the Collateral Rig(s) of such Collateral Rig Family”

(i)Clause (b) of Section 4.04 is hereby amended by inserting the following text after “Collateral Rig Operators”:

“, the Collateral Rig Receivables Pledgors”

(j)Clause (c) of Section 4.04 is hereby amended by inserting the following text after “Collateral Rig Owners”:

“, the Collateral Rig Receivables Pledgors”

(k)Clause (b) of Section 4.05 is hereby amended by replacing the text “Each Collateral Rig Owner shall not Incur” with the following:

“Each Collateral Rig Owner and each Collateral Rig Receivables Pledgor shall not Incur”

(l)The proviso at the end of Section 4.06(a) is hereby amended by inserting the following text after “a Collateral Rig Owner”:

“, a Collateral Rig Receivables Pledgor”

(m)Clause (a)(3) of Section 4.09 is hereby amended by inserting the following text after “Collateral Rig Owners”:

“, the Collateral Rig Receivables Pledgors”

(n)Clause (a)(4) of Section 4.09 is hereby amended by inserting the following text after “Collateral Rig Owners”:

“, the Collateral Rig Receivables Pledgors”

(o)Section 4.10 is hereby amended by inserting the following text after each reference to “Existing Collateral Rig Issuers,”:

“the Collateral Rig Receivables Pledgors,”

(p)The introduction sentence of Clause (b) of Section 4.13 is hereby amended and restated in its entirety to read as follows:

“Each Collateral Rig Owner and each Collateral Rig Receivables Pledgor will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:”

(q)Clause (b)(1) of Section 4.13 is hereby amended and restated in its entirety to read as follows:

“either (x) such Collateral Rig Owner or Collateral Rig Receivables Pledgor, as applicable, immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than such Collateral Rig Owner or such Collateral Rig Receivables Pledgor, as applicable, immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which such Collateral Rig Owner or such Collateral Rig Receivables Pledgor, as applicable, immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer  or other disposition is made (the “Successor Collateral Rig Owner” or the “Successor Collateral Rig Receivables Pledgor”, as applicable) (i) is a Subsidiary of Holdings and the Company (or their respective successors) that is in compliance with Section 4.11(b) (with respect to the Successor Collateral Rig Owner) and Section  4.26,  (ii)  is  organized  under  the  laws  of  a  Permitted  Jurisdiction,  (iii)  shall  become  a Collateral Rig Owner or Collateral Rig Receivables Pledgor, as applicable, a Guarantor and a Collateral Grantor hereunder and assume by supplemental indenture, assumption  agreement  or  otherwise,  in  each  case  in  form  and  substance  reasonably satisfactory to the Trustee, all obligations of a Collateral Rig Owner or a Collateral Rig Receivables Pledgor, as applicable, under the applicable Note  Documents and (iv) the Collateral and Guaranty Requirements in respect of each Collateral Rig  remain satisfied immediately after giving effect to such Fundamental Change;”

(r)Clause (b) of Section 4.19 is hereby amended and restated in its entirety to read as follows:

“Each Collateral Rig Owner and Collateral Rig Receivables Pledgor (if any) shall document all transfers of funds received by it under (or, with respect to any Collateral Rig Receivables Pledgor, any proceeds of) an applicable Bareboat Charter to any of its Affiliates (other than (i) ordinary course intercompany billings and payments of amounts due to a Collateral Rig Operator under such Bareboat Charter, (ii) distributions to the Company permitted under Section 4.18(a) and (iii) contributions to the Collateral Rig Receivables Pledgors (if any) so long as the Collateral and Guaranty Requirements are satisfied with respect to such Collateral Rig Receivables Pledgor(s)) as intercompany loans.”

(s)Clause (c) of Section 4.19 is hereby amended by inserting the following text after the reference to “owed to a Collateral Rig Owner”:

“or a Collateral Rig Receivables Pledgor”

(t)Section 4.22 is hereby amended by inserting the following text after the reference to “Collateral Rig Owners”:

“, the Collateral Rig Receivables Pledgors”

(u)Section 4.23 is hereby amended by inserting the following text after each reference to “Collateral Rig Owners”:

“, the Collateral Rig Receivables Pledgors”

(v)Clause (a) of Section 4.24 is hereby amended by inserting the following text after the reference to “each Collateral Rig Owner”:

“and each Collateral Rig Receivables Pledgor”

(w)Section 4.26 is hereby amended by inserting the following text to the end thereof:

“No Collateral Rig Owner shall contribute any intercompany receivables owned by it to any Person, other than (i) to a Collateral Rig Receivables Pledgor and (ii) subject to the satisfaction of the above-listed conditions that would otherwise be applicable to the

Collateral Rig Owner, but solely to the extent applicable to its contribution of intercompany receivables.”

(x)Clause (a)(3) of Section 11.06 is hereby amended and restated in its entirety to read as follows:

“(3)(i) in the case of a Collateral Rig Owner, upon the replacement of such Collateral Rig Owner in connection with a transfer of the applicable Collateral Rig in accordance with Section 4.26 pursuant to which another Wholly-Owned Subsidiary of Holdings shall become a Collateral Rig Owner and a Guarantor hereunder or (ii) in the case of a Collateral Rig Receivables Pledgor, upon such Wholly-Owned Subsidiary ceasing to own any intercompany receivables related to the Collateral Rig owned and/or operated by its parent company (other than as a result of a transfer of such intercompany receivables in violation of a Note Document).”

(y)Clause (d) of Section 12.02 is hereby amended and restated in its entirety to read as follows:

“(d)in part, (i) upon the transfer of a Collateral Rig, the transfer of a Drilling Contract or a Flag Jurisdiction Transfer, in each case, in accordance with Section 4.24 and 4.26, if applicable, and (ii) with respect to the Collateral owned by a Collateral Rig Receivables Pledgor, upon such Collateral Rig Receivables Pledgor ceasing to own any intercompany receivables related to the Collateral Rig owned and/or operated by its parent company (other than as a result of a transfer of such intercompany receivables in violation of a Note Document).”

Section 6. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 7. The Trustee and Collateral Agent. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

COMPANY:

TRANSOCEAN INC.

By:/s/William Flance
Name: William Flance
Title:President

ADDITIONAL GUARANTORS:

TRANSOCEAN ENABLER RIGCO LIMITED

By:/s/William Flance
Name: William Flance
Title:President

TRANSOCEAN ENCOURAGE
RIGCO LIMITED

By:/s/William Flance
Name: William Flance
Title:President

EXISTING NOTE PARTIES:

TRANSOCEAN LTD.

By:/s/Sandro Thoma
Name: Sandro Thoma
Title:Chief Counsel & Corporate Secretary

TRANSOCEAN PHOENIX 2 LIMITED

By:/s/William Flance
Name: William Flance
Title:President

[Signature Page to First Supplemental Indenture]

TRITON CAPITAL II GMBH

By:/s/Roger Antenen
Name:Roger Antenen
Title:Managing Director

TRANSOCEAN PROTEUS LIMITED

By:/s/William Flance
Name: William Flance
Title:President

TRITON CAPITAL I GMBH

By:/s/Roger Antenen
Name:Roger Antenen
Title:Managing Director

TRANSOCEAN GUARDIAN LIMITED

By:/s/William Flance
Name: William Flance
Title:President

TRANSOCEAN ENABLER LIMITED

By:/s/Máté Földessy
Name:Máté Földessy
Title:Vice President

[Signature Page to First Supplemental Indenture]

TRANSOCEAN ENCOURAGE LIMITED

By:/s/Máté Földessy
Name:Máté Földessy
Title:Vice President

TRANSOCEAN PONTUS LIMITED

By:/s/William Flance
Name: William Flance
Title:President

TRITON GEMINI GMBH

By:/s/Roger Antenen
Name:Roger Antenen
Title:Managing Director

TRUSTEE AND COLLATERAL AGENT:

TRUIST BANK, as Trustee and
Collateral Agent

By:/s/Patrick Giordano
Name:Patrick Giordano
Title:Vice President

[Signature Page to First Supplemental Indenture]